Exhibit 99.B(l)(21)

EXHIBIT L21

SUBSCRIPTION

SSgA Core Edge Equity Fund

August 30, 2007

To:	SSgA Funds
909 A Street
Tacoma, WA 98402

The undersigned hereby subscribes to 10 shares of the SSgA Core Edge Equity Fund, having a par value of $0.001 per share, at a price of $10.00 per share.

In consideration for your acceptance of the foregoing subscription, we hereby deliver to you $100.00 in full and complete payment.

RUSSELL INVESTMENT
MANAGEMENT COMPANY

By:
Mark E. Swanson
Director – Fund Administration

ACKNOWLEDGED AND ACCEPTED

SSgA Funds

By:
David Craig, Assistant Treasurer, SSgA Funds

Cc:	Kimberlee A. Lloyd, Assistant Treasurer, SSgA Funds
Carla L. Anderson, Assistant Secretary, SSgA Funds

August 30, 2007

SSgA Funds

909 A Street

Tacoma, WA  98402

In connection with your sale to us as of the date referenced above of 10 shares of the SSgA Core Edge Equity Fund (the “Shares”), we understand that:  (i) the Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”); (ii) your sale of the Shares to us is made in reliance on such sale being exempt under Section 4(2) of the 1933 Act as not involving any public offering; and (iii) in part, your reliance on such exemption is predicated on our representation, which we hereby confirm, that we are acquiring the Shares for investment for our own account as the sole beneficial owner thereof, and not with a view to or in connection with any resale or distribution of the Shares or of any interest therein.  We hereby agree that we will not sell, assign or transfer the Shares or any interest therein except and until the Shares have been registered under the 1933 Act or you have received an opinion of your counsel indicating to your satisfaction that said sale, assignment or transfer will not violate the provisions of the 1933 Act or any rules or regulations promulgated thereunder.

This letter is intended to take effect as an instrument under sale, shall be construed under the laws of the State of Massachusetts, and is delivered as of the date above written.

RUSSELL INVESTMENT
MANAGEMENT COMPANY

By:
Mark E. Swanson
Director – Fund Administration

cc:	David Craig, Assistant Treasurer, SSgA Funds
Kimberlee A. Lloyd, Assistant Treasurer, SSgA Funds
Carla L. Anderson, Assistant Secretary, SSgA Funds